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News Release

                                                                        Contact:
                                                                W. Todd Peterson
                                                         Chief Financial Officer
                                                                    909.637.4095

FOR IMMEDIATE RELEASE

   LIFE Financial Corporation Completes Sale of Residual Assets and Mortgage
                       Servicing on All Securitizations

     RIVERSIDE, CALIFORNIA (February 1, 2000) - LIFE Financial Corporation (NASDAQ: LFCO), today announced that it has completed a comprehensive transaction which sold the Company's remaining residual mortgage backed securities retained from securitization and related mortgage servicing rights for an amount valued at $19.3 million in cash and other consideration. The transaction, which was executed on December 31, 1999, includes the Company's remaining residual securities and mortgage servicing for the following securitizations:

 .  LIFE Financial Home Loan Owner Trust 1997-2,

 .  LIFE Financial Home Loan Owner Trust 1997-3, and

 .  LIFE Bank Asset Backed Certificates, Series 1998-1.
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     With the completion of this transaction, the Company realized a one-time after-tax loss of approximately $16.8 million and achieved three critical objectives:

 .  the retirement of  $15.4 million in residual financing from PaineWebber,

 . reduced outstandings on $10.0 million Bank of America revolving line of credit from $2.5 million to $0, and

 . eliminated approximately $2.5 to $3.0 million annual federal tax obligations from excess inclusion income from the residual securities.

     "This strategic transaction eliminates underperforming assets and double leverage at the Parent Company," stated Robert K. Riley, President and Chief Executive Officer. "By selling the residual securities we have more closely aligned the Company's capital structure with its core operating business. After evaluating the previous three-years and expected five-year performance of the residual securities, we determined that the Parent Company would be required to pull approximately $8.0 to $10.0 million in capital from LIFE Bank to meet debt and tax obligations. The decision to sell the residual securities stemmed from the uncertainty of securing long-term financing for the Company's residual securities, future performance of the residual securities, and the future effects on the consolidated Company's earnings and Parent Company cash flow."

FORWARD-LOOKING COMMENTS

The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by management. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties. These include, but are not limited to, the following risks:

 .  Changes in the performance of the financial markets,
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 .  Changes in the demand for and market acceptance of LIFE's products,

 . Changes in general economic conditions including interest rates, presence of competitors with greater financial resources, and the impact of competitive products and pricing,

 .  The effect of the Company's policies,

 .  The continued availability of adequate funding sources,

 . Actual prepayment rates and credit losses of loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations,

 . The effect of changes in market interest rates on the spread between the coupon rate on loans sold and the pass through rate on securities backed by such loans issued by the Company in securitization transactions and on the discount rate assumed by the Company in its gain on sale computations, and

 .  Various legal, regulatory and litigation risks.


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